                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                      among

                          SUNRISE ASSISTED LIVING, INC.
                                  as Borrower,


                              FLEET NATIONAL BANK,
                            as Administrative Agent,

                                       and

                                   the Lenders
                        from Time to Time Parties Hereto,


                          Dated as of January 11, 2002
--------------------------------------------------------------------------------

                             FLEET SECURITIES, INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.  DEFINITIONS...........................................................................................1

   1.1  DEFINED TERMS.............................................................................................1
   1.2  OTHER DEFINITION PROVISIONS..............................................................................15

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS......................................................................15

   2.1  THE LOANS AND NOTES......................................................................................15
   2.2  PROCEDURE FOR ADVANCE OF THE LOANS.......................................................................15
   2.3  SCHEDULED PRINCIPAL REPAYMENTS OF LOANS..................................................................16
   2.4  PREPAYMENTS..............................................................................................16
   2.5  CONVERSION AND CONTINUATION OPTIONS......................................................................17
   2.6  LIMITATIONS ON LIBOR LOANS...............................................................................17
   2.7  INTEREST RATES AND PAYMENT DATE..........................................................................18
   2.8  COMPUTATION OF INTEREST AND FEES.........................................................................18
   2.9  INABILITY TO DETERMINE INTEREST RATE.....................................................................18
   2.10  PRO RATA TREATMENT AND PAYMENTS.........................................................................19
   2.11  LEGAL REQUIREMENTS......................................................................................20
   2.12  TAXES...................................................................................................21
   2.13  INDEMNITY...............................................................................................24
   2.14  CHANGE OF LENDING OFFICE................................................................................24
   2.15  REPLACEMENT OF LENDERS..................................................................................24
   2.16  DEFAULTING LENDER.......................................................................................25

SECTION 3.  NOTES RECEIVABLE.....................................................................................26

   3.1  REPRESENTATIONS..........................................................................................26
   3.2  NO LIEN..................................................................................................26
   3.3  DOUBLE NEGATIVE PLEDGE...................................................................................26
   3.4  NO SALE OR AMENDMENT.....................................................................................26
   3.5  PLEDGE...................................................................................................26
   3.6  PAYMENTS.................................................................................................27

SECTION 4.  CONDITIONS PRECEDENT.................................................................................27

   4.1  CONDITIONS TO LOAN ADVANCES..............................................................................27
   4.2  CONDITIONS TO LOAN ADVANCES..............................................................................28

SECTION 5.  REPRESENTATIONS AND WARRANTIES.......................................................................30

   5.1  GOOD STANDING............................................................................................30
   5.2  POWER AND AUTHORITY......................................................................................30
   5.3  BINDING AGREEMENTS.......................................................................................31
   5.4  COMPLIANCE WITH LAWS.....................................................................................31
   5.5  LITIGATION...............................................................................................31
   5.6  FINANCIAL CONDITION......................................................................................31
   5.7  FULL DISCLOSURE..........................................................................................31
   5.8  NO DEFAULT...............................................................................................32
   5.9  OWNERSHIP OF PROPERTY; LIENS.............................................................................32
   5.10  TAXES...................................................................................................32
   5.11  FEDERAL REGULATIONS.....................................................................................32
   5.12  INVESTMENT COMPANY ACT; OTHER REGULATIONS...............................................................32
   5.13  USE OF PROCEEDS.........................................................................................32
   5.14  SOLVENCY................................................................................................32

SECTION 6.  AFFIRMATIVE COVENANTS................................................................................33

   6.1  EXISTENCE................................................................................................33
   6.2  FURTHER ASSURANCES.......................................................................................33
   6.3  FINANCIAL RECORDS; INSPECTION............................................................................33
   6.4  FINANCIAL COVENANTS......................................................................................34
   6.5  NOTIFICATION OF CERTAIN EVENTS...........................................................................35
   6.6  INTEREST RATE PROTECTION.................................................................................36
   6.7  HAZARDOUS MATERIALS; CONTAMINATION.......................................................................36
   6.8  ISSUANCE OF NEW DEBT OR ADDITIONAL EQUITY................................................................37
   6.9 SINGLE PURPOSE ENTITIES...................................................................................37

SECTION 7.  NEGATIVE COVENANTS...................................................................................37

   7.1  MERGERS OR ACQUISITIONS..................................................................................37
   7.2  SALE OF ASSETS...........................................................................................37
   7.3  SUBSIDIARIES.............................................................................................37
   7.4  ADDITIONAL STOCK AND TRANSFERS OF STOCK..................................................................37
   7.5  ERISA COMPLIANCE.........................................................................................38
   7.6  AMENDMENTS; TERMINATIONS.................................................................................38
   7.8  FUNDED DEBT..............................................................................................38
   7.9  DISTRIBUTIONS............................................................................................39

SECTION 8.  EVENTS OF DEFAULT....................................................................................39

   8.1  EVENT OF DEFAULT.........................................................................................39
   8.2  REMEDIES.................................................................................................42

SECTION 9.  THE AGENTS...........................................................................................43

   9.1  APPOINTMENT..............................................................................................43
   9.2  DELEGATION OF DUTIES.....................................................................................43
   9.3  EXCULPATORY PROVISIONS...................................................................................43
   9.4  RELIANCE BY ADMINISTRATIVE AGENT.........................................................................43
   9.5  NOTICE OF DEFAULT........................................................................................44
   9.6  NON-RELIANCE ON AGENTS AND OTHER LENDERS.................................................................44
   9.7  INDEMNIFICATION..........................................................................................45
   9.8  AGENT IN ITS INDIVIDUAL CAPACITY.........................................................................45
   9.9  SUCCESSOR ADMINISTRATIVE AGENT...........................................................................45
   9.10  SYNDICATION MATTERS.....................................................................................46
   9.11  DOCUMENTATION AGENT AND SYNDICATION AGENT...............................................................46

SECTION 10.  MISCELLANEOUS.......................................................................................46

   10.1  AMENDMENTS AND WAIVERS..................................................................................46
   10.2  NOTICES.................................................................................................48
   10.3  NO WAIVER; CUMULATIVE REMEDIES..........................................................................49
   10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................49
   10.5  PAYMENT OF EXPENSES AND TAXES...........................................................................49
   10.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS..................................................50
   10.7  ADJUSTMENTS; SET-OFF....................................................................................52
   10.8  COUNTERPARTS............................................................................................53
   10.9  SEVERABILITY............................................................................................53
   10.10  INTEGRATION............................................................................................53
   10.11  GOVERNING LAW..........................................................................................54
   10.12  SUBMISSION TO JURISDICTION; WAIVERS....................................................................54
   10.13  CONFIDENTIALITY........................................................................................54
   10.14  WAIVERS OF JURY TRIAL..................................................................................55
   10.15  USURY..................................................................................................55
   10.16  LOST NOTES.............................................................................................56

SCHEDULES:

4.1A     List of Lenders and Commitments
4.1B     List of Guarantors
4.1C     List of Notes Receivable
4.2A     List of Facilities


EXHIBITS:

A        Form of Assignment and Acceptance
B        Form of Compliance Certificate
C        Form of Borrowing Notice
D        Form of Interest Rate Option Notice
E        Form of Exemption Certificate
F        Form of Closing Certificate

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is dated as of January 11, 2002, among SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Borrower"), FLEET NATIONAL BANK as administrative agent (in such capacity, the "Administrative Agent"), the financial institutions or entities from time to time parties to this Agreement as lenders (the "Lenders"), [], as syndication agent (in such capacity, the "Syndication Agent"), [], as documentation agent (in such capacity, the "Documentation Agent"), and FLEET SECURITIES, INC., as arranger ("Arranger").

                                    RECITALS

         Borrower desires to obtain a term loan to provide money to redeem and refinance its existing Convertible Debt (as hereinafter defined); and the Lenders are willing to provide such term loan, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

         I. DEFINITIONS.

         1.1 DEFINED TERMS. As used herein, the terms listed in this Section 1.1 shall have the meanings assigned to them in this Section 1.1.

         "Administrative Agent": see the Preamble.

         "Affiliate": means an entity in which SALI or another entity which SALI controls, holds an ownership interest equal to or greater than twenty-five percent (25%).

         "Agents": collectively, the Administrative Agent, the Syndication Agent, the Agent and the Documentation Agent.

         "Agreement": this Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": the Applicable Margin during the periods stated shall be as follows:

        Year                                  LIBOR Applicable Margin             Prime Applicable Margin
        ----                                  -----------------------             -----------------------
        1/11/02 - 1/11/03                     6.0%                                4.5%
        1/12/03 - 1/11/04                     7.0%                                5.5%
        1/12/04 - Maturity Date               7.5%                                6.0%

         "Arranger": see the Preamble hereto.

         "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit A.

         "Assignor": as defined in Section 10.6(c).

         "Borrower": see the Preamble.

         "Borrowing Date": the Business Day specified by Borrower as the date on which Borrower requests the relevant Lenders to make the Loans hereunder.

         "Business Day": a day on which commercial banks settle payments in (i) Boston, Massachusetts and New York, New York, plus London, England if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) Boston, Massachusetts and New York, New York, if the payment obligation is calculated by reference to the Prime Rate.

         "Closing Date": January 11, 2002.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

         "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is to be created by a Security Document.

         "Commitment": as to any Lender, the obligation of such Lender to make Loans. The initial Commitment of each Lender is listed on Schedule 4.1A.

         "Commonly Controlled Entity": shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended and the regulations promulgated or issued thereunder.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Convertible Debt": means the $150,000,000 convertible subordinated notes of Borrower due June 15, 2002 of which approximately $108,000,000 is now outstanding.

         "Core Properties": see Section 7.2

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Default Rate": see Section 2.7(c).

         "Defaulting Lenders": see Section 2.16.

         "Documentation Agent": see the Preamble hereto.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "EBITDA": means earnings before interest, federal and state income taxes, depreciation, amortization, and any other non-cash and one-time, non-recurring charges consented to by the Administrative Agent in its sole discretion (provided that the consent of Required Lenders shall be required for adding back charges in excess of $5,000,000 in the aggregate in any one rolling four (4) quarter period), but after an imputed Replacement Reserve and a Management Fee equal to the greater of 5% of gross revenues or the actual Management Fee paid to the Management Company. Earnings shall include the gain from any sale of an open, operating Facility owned by Borrower or an Affiliate of Borrower; provided, however that other one-time non-recurring gains will not be included in EBITDA. In the event that any advances are made to or any investments are made in any entity or entities whose financial statements are not consolidated with those of Borrower where said advance or investment is in excess of the entity's original project capital funding agreement among the entity's owners, relates to Borrower's or its Wholly Owned Subsidiary's obligation to fund all or a portion of the entity's debt service payments, and/or

                           (i) where said obligation to advance or invest is made to cause the entity to remain in compliance with its financial covenants;

                           (ii) where said obligation to invest or advance is made in order to cure an event of non-compliance or an event of default on the part of the entity (including Borrower's or its Wholly Owned Subsidiary's obligations relating thereto); or

                           (iii) where said obligation to advance is to fund an operating loss of a Facility in excess of the pro forma budget for such Facility.


then any such amounts, net of such advances or investments which have been returned, in excess of $15,000,000 for the immediately preceding four (4) quarters shall be subtracted from EBITDA.

         "EBITDAR": means EBITDA plus Rent Expense.

         "Eligible Assignee": means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000 calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD, provided, however, neither the Borrower nor an affiliate of the Borrower shall be Eligible Assignee; and (e) CS First Boston, or any other assignee that, in the reasonable judgment of the Administrative Agent, is a reputable institutional investor with substantial experience in real estate lending and originating mortgage loans similar to the Loan, with a financial net worth of at least $100,000,000 and (f) any Lender Affiliate. For the purposes hereof, "Lender Affiliate" shall mean, with respect to any Lender (i) an affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefore) or managed by a Lender or an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Legal Requirements regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default": any of the events specified in Section 8.

         "Facility" [or "Facilities"]: any [or all] of the assisted living facilities owned or operated by any of the Guarantors from time to time, of which 13 are owned and one is leased and all are operated by Borrower and Guarantors on the date hereof as set forth on Schedule 4.2A hereto.

         "Federal Funds Effective Rate": for any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

         "Fleet Letters": as defined in Section 10.10.

         "Funded Debt" of Borrower means, on a consolidated basis, at any time the sum at such time of (a) indebtedness for borrowed money (including specifically but without limiting the generality of the foregoing, the Convertible Debt), (b) any obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of Borrower, (c) lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of Borrower, (d) all liabilities secured by any property owned by Borrower to the extent attached to Borrower's interest in such property, even though Borrower has not assumed or become liable for the payment thereof, and in the case of Borrower (e) (i) amounts payable by Borrower under any terminated or defaulted interest rate protection products or which remain outstanding or (ii) take-out commitments (excluding a refinancing or a commitment of a third party) or purchase contracts including the deferred purchase price of property or services in each instance if Borrower does not control the incurring obligation, (f) (i) the amount of any guaranty of indebtedness for borrowed money or (ii) other debt owed by Persons other than Borrower which is in default and for which the creditor is pursuing payment by Borrower, (g) any obligation of Borrower or a Commonly Controlled Entity to a Multiemployer Plan (h) any synthetic lease obligations, (i) any other lease expenses for rented real property will be accounted for as debt based on eight (8) times annualized lease payments (provided, however, that so long as Borrower or any Affiliate shall continue to own a 50% interest in the Facility located in Severna Park, Maryland known as "Sunrise of Severna Park", lease expenses for Sunrise of Severna Park will be accounted for as debt based on four times the annualized lease payments rather than eight times the annualized lease payments and (j) other amounts considered to be debt by all of the following: the Administrative Agent, the Syndication Agent and the Documentation Agent in a dollar amount to be mutually agreed upon by the Administrative Agent and Borrower; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by Borrower and for which adequate reserves are being provided on the books of Borrower in accordance with GAAP, all of the above whether recourse or non-recourse, secured or unsecured. For purposes of the definition of Material Adverse Change in this Agreement, the term "Borrower" as used in this definition of Funded Debt shall be deemed to read "Person".

         "Funding Office": the office of the Administrative Agent as may be specified from time to time by the Administrative Agent as its funding office by written notice to Borrower and the Lenders.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as they may change from time to time.

         "Governmental Authority": any nation or government, state or other political subdivision thereof, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions or pertaining to government, any securities exchange and any self-regulatory organization.

         "Guarantors": collectively, each of the entities executing the Guaranty and listed on Schedule 4.1B.

         "Guaranty": the Guaranty Agreement to be executed and delivered by Guarantors, as of even date, as the same may be amended, supplemented or otherwise modified from time to time.

         "Hazardous Materials": (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls, (b) any chemicals or other materials or substances or wastes that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law, and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Home Healthcare Provider": means any Affiliate of Borrower or of the Sunrise Foundation which is licensed as a home health care provider in any state in which assistance with tasks of daily living provided to a person must be provided by a home healthcare provider licensed in such state.

         "Insolvency" or "Insolvent": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Interest Expense": shall mean the actual interest expense incurred by Borrower or its subsidiaries with respect to all debt obligations owed to unaffiliated third parties (including the actual interest expense incurred by Borrower with respect to its Convertible Debt).

         "Interest Payment Date": the first day of each calendar month.

         "Interest Period": as to any LIBOR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, or three months thereafter or, if available in the discretion of all Lenders, ending seven days thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, or three months thereafter or, if available to all Lenders in the sole discretion of the Administrative Agent, ending seven days thereafter, as selected by Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) Borrower may not select an Interest Period that would extend beyond the Maturity Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan.

         "Interest Rate Option Notice": has the meaning described in Section
2.5.

         "Interest Rate Protection": means any or all of the interest rate protection agreements that have been or may from time to time be entered into between Borrower and the Administrative Agent or another Lender in connection with the Loan.

         "Interest Rate Protection Documents": means the documents evidencing and governing the Interest Rate Protection at any time and from time to time.

         "Investments": as defined in Section 7.8.

         "Legal Requirement": as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation ERISA, Environmental Laws, the federal Medicare and Medicaid statutes, anti-kickback and fraud and abuse laws and regulations, (including without limitation 42 U.S.C. Section 1320a-7b, 42 U.S.C. Section 1395nn or 31 U.S.C. Section 3729, or the regulations promulgated thereunder), health and environmental protection laws, storm drainage control laws, doing business and/or licensing laws, zoning and subdivision laws and ordinances, and laws regarding access and facilities for disabled persons including but not limited to the Federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973, and the Americans with Disabilities Act of 1990.

         "Lenders": as defined in the preamble hereto.

         "LIBOR Base Rate": with respect to each Interest Period for a LIBOR Loan, that rate per annum which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two Business Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate for such Interest Period shall be the rate (rounded upwards, if necessary, to the nearest one-hundred thousandth of a percentage point) determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) on that day that is two London Business Days preceding the first day of such Interest Period, as selected by the Administrative Agent. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City) time on that day that is two Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate for the proposed Interest Period cannot be determined. The Administrative Agent shall give prompt notice to Borrower of the LIBOR Base Rate as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

         "LIBOR Loans": Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

         "LIBOR Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest one-hundred thousandth of a percentage point):

                                 LIBOR Base Rate
                        1.00 - LIBOR Reserve Requirements

         "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "Licenses": means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, management, ownership and/or operation of any and all Facilities, accreditation of any Facility, and/or the participation or eligibility for participation in any third party payment or reimbursement programs to the extent any of Borrowers are participating in such programs (but specifically excluding any and all Participation Agreements to the extent required by law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Liquid Assets": means cash, cash equivalents and readily marketable securities for purposes of any covenant under the Loan Documents.

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Notes, the Fleet Letters, and any other documents executed in connection therewith, as amended, supplemented or modified from time to time.

         "Loan Parties": Borrower and Guarantors.

         "Loan Party": any of the Loan Parties.

         "Loans": as defined in Section 2.1(a).

         "Managed Care Plans": all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

         "Management Agreement": means any and all Management Agreements entered into or to be entered into by and between any of Guarantors and the Management Company relating to the management of the Facilities, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "Management Company": means SALMI, its successors and assigns and any other Person which may become the manager of the Facilities.

         "Management Fees": shall have the meaning set forth in the Guaranty.

         "Management Fee Subordination Agreement": shall have the meaning set forth in the Guaranty.

         "Material Adverse Change": means a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (a) liquidity, (b) gross revenues, (c) total expenses, (d) such Person's net worth, or (e) ability to meet payment obligations under such Person's Funded Debt, the Obligations and/or contingent liabilities.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise), liabilities or prospects of Borrower, Guarantors, or Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any material obligation under any of the Loan Documents to which it is bound, (c) any event or condition which would reasonably be likely to result in an Event of Default (including any financial covenant Event of Default) after the passage of time, or (d) the validity or enforceability of (i) this Agreement or (ii) any of the other Loan Documents or (iii) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Maturity Date" means May 15, 2004 or January 11, 2005 if it has been extended pursuant to Section 2.3(b).

         "Mortgages": each of the mortgages, collateral assignments of leases and rents and deeds of trust, as amended, supplemented or otherwise modified from time to time, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders relating to the Facilities.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Operating Income" means total operating revenue less total operating expenses (excluding interest, federal and state income taxes, depreciation and amortization) but including a management fee to the Management Company of the higher of five percent (5%) of gross revenues or the actual management fee for the period in question as shown in financial information provided by the Guarantors.

         "Non-Excluded Taxes": as defined in Section 2.12(a).

         "Non-U.S. Lender": as defined in Section 2.12(d).

         "Notes": as defined in Section 2.1(a).

         "Notes Receivable": as defined in Section 3.1.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Documents, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by Borrower pursuant hereto) or otherwise.

         "Organizational Documents": as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, certificate of formation, partnership agreement or other organizational or governing document of such Person.

         "Other Amounts": as defined in Section 2.12(a).

         "Participant": as defined in Section 10.6(b).

         "Participation Agreements": means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of any of the Guarantors relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may from time to time be amended, restated, extended, supplemented or modified.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

         "Permitted Liens" as to a Facility means: (a) Liens for taxes which are not delinquent or which the Administrative Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the applicable Guarantor has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Guarantor, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lenders; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business: (c) Liens in favor of the Lenders pursuant to the Loans or the Interest Rate Protection; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (e) Liens approved by the Required Lenders which have been created to secure permitted Subordinated Debt on a junior lien basis; and (f) such other Liens, if any, as are identified as Permitted Title Exceptions as defined in the Mortgages.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate": The variable per annum rate of interest so designated from time to time by Fleet National Bank at its head office as its Prime Rate. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by Fleet National Bank in connection with extensions of credit.

         "Prime Rate Loans": Loans bearing interest based upon the Prime Rate.

         "Register": as defined in Section 10.6(d).

         "Regulation U": Regulation U of the Federal Reserve Board as in effect from time to time.

         "Rent Expense": shall mean the actual rent expense incurred by Borrower, Guarantors or any Affiliate as a tenant under leases with respect to any Facility.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Replacement Reserves": means $250 per year per unit in each Facility (whether or not such Facility is stabilized).

         "Reportable Event": shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "Required Lenders": at any time, the holders (who are not Defaulting Lenders) of more than 66 2/3% of the Total Commitments then in effect or, if the Commitments have been terminated, the Loans then outstanding.

         "Resident Agreements": means any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any resident or other person seeking services from any Guarantor pursuant to which such Guarantor provides or furnishes health or assisted living care and related services at any and all of the Facilities, including the consent to treatment, assignment of payment of benefits by third party, as the same may from time to time be amended, restated, supplemented or modified.

         "Responsible Officer": as to any Loan Party, the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such Loan Party, but in any event, with respect to financial matters, the chief financial officer of Borrower.

         "SALII": Sunrise Assisted Living Investments, Inc., a Virginia corporation.

         "SALMI": means Sunrise Assisted Living Management, Inc., a Virginia corporation, formerly known as Sunrise Terrace, Inc.

         "SEAL Revolver": as defined in Section 2.3(b).

         "SEC": the Securities and Exchange Commission, and any successor thereto.

         "Securitization Transaction": means a financing transaction or series of financing transactions that have been or may be entered into by a member of Borrower's consolidated group pursuant to which such member may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate, or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of such member, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Security Documents": the collective reference to the Guaranty, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, as amended, supplemented or modified from time to time.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Subordinated Debt": any Funded Debt of Borrower or any of its Subsidiaries subordinated on terms satisfactory to the Required Lenders pursuant to written agreements in form and substance satisfactory to the Required Lenders.

         "Subsidiary" as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power

(other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Borrower or Borrower.

         "Syndication Agent": as defined in the preamble hereto.

         "Tangible Net Worth": means, at any time, the sum at such time of Net Worth (as defined by GAAP) plus the dollar amount of the leasehold value associated with the properties which are the subject of the synthetic lease transactions (which leasehold value would otherwise be categorized as an intangible asset on the financial statements of Borrower), less the total of (a) all assets which would be classified as intangible assets under GAAP, including goodwill (except for deferred taxes recorded as goodwill and except for the goodwill purchased in connection with the acquisition of Karrington Health, Inc. in the amount of $32,000,000 which shall be included in Tangible Net Worth), trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (b) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Administrative Agent prior to the date of this Agreement, (c) the amount of all loans and advances to, or investments in, any person or entity, excluding (x) cash equivalents and deposit accounts maintained by Borrower with any financial institution (y) certain mortgage revenue bonds issued by the Bucks County, Pennsylvania Industrial Development Authority and (z) investments of less than $2,500,000 individually (not to exceed $10,000,000 in the aggregate), and (d) advances or loans made to or receivables from any unconsolidated affiliates (excluding Subordinated Debt or loans of unconsolidated subsidiaries and affiliates of Borrower which are parties to development and management contracts with Sunrise Development, Inc. and SALMI) of which Borrower owns less than fifty percent (50%) or any stockholder of Borrower or any affiliate.

         "Title Insurance Companies": as defined in Section 4.1(d)(ii).

         "Total Commitments": at any time the total amount of the Commitments then in effect.

         "Transferee": any Eligible Assignee or Participant.

         "Type": as to any Loan, its nature as a Prime Rate Loan or a LIBOR
Loan.

         "United States" or "U.S.": the United States of America.

         "U.S. Lender": as defined in Section 2.12(d).

         "Wholly Owned Subsidiary" or "Wholly Owned Subsidiaries": means one or more subsidiaries 100% owned by Borrower or a Guarantor or by any Wholly Owned Subsidiary of

Borrower or a Guarantor which is or has been created for the sole purpose of acquiring or constructing and owning and operating a Facility.

         1.2 OTHER PROVISIONS. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (a) accounting terms relating to Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (c) the words "incur" and "borrow" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" and "borrowings" shall have correlative meanings).

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 THE LOANS AND NOTES.

         (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (the "Loans") to Borrower in a principal amount equal to such Lender's Percentage of $92,000,000. Borrower shall not be entitled to reborrow all or any part of the principal of the Loans which have been paid or prepaid at any time. The Loan of each Lender shall be evidenced by the promissory notes being executed by Borrower and delivered to each Lender in the amount of its Loan on the date hereof (as may be amended, substituted or replaced from time to time, the "Notes").

         (b) Borrower irrevocably authorizes each Lender to make an appropriate notation on the applicable Note reflecting the making of each Loan and each payment on the Loans. The outstanding amount of the Loans entered in the computer records of each Lender shall be prima facie evidence (absent demonstrable error) of the principal amount thereof owing and unpaid to the such Lender, but the failure to enter, or any error in so entering, any such amount shall not limit or otherwise effect the obligations of Borrower hereunder or under any Note to make payments of principal, interest and other amounts due thereunder.

         2.2 PROCEDURE FOR ADVANCE OF THE LOANS.

         (a) The Administrative Agent will make one advance of the Loans upon receipt of written request from Borrower in the form of Exhibit C attached hereto or such other form as may be designated by the Administrative Agent, provided that the conditions of Section 4 are met at the time of the advance. The Advance or the renewal of a Interest Period shall be requested by Borrower in writing by 12 noon (Eastern Time) not less than three (3) Business Days prior to the Borrowing Date on which the funds will be advanced. Borrower shall advise the Administrative Agent at the time of such notice which Interest Period they are selecting or whether they are selecting the Prime Rate. The Administrative Agent shall have no obligation to make the advance if at the time such advance is requested and/or is proposed to be funded, there exists an Event of Default or an event which upon notice or lapse of time or both would constitute an Event of Default under the Loan Documents. All of the Loans shall be advanced at the same time.

         (b) No advance of the Loans shall be requested by Borrower nor made by Lenders after the earliest to occur of (i) sixty-five (65) days from the announcement of the redemption of the Convertible Debt, (ii) sixty-five (65) days from the Closing Date, or (iii) the date that a new convertible debt offering by Borrower is completed.

         2.3 SCHEDULED PRINCIPAL REPAYMENTS OF LOANS.

         (a) Borrower shall pay to the Administrative Agent for the account of the Lenders principal of the Loans in consecutive quarterly installments, each in the amount of $1,000,000, such payments to commence on June 30, 2002 and continue on the last Business Day of each June, September, December, March and June thereafter, with the final installment due and payable on the Maturity Date in an amount equal to all then remaining principal, all interest accrued but unpaid thereon and all other amounts payable in respect of the Loans.

         (b) The Loans shall be due and payable in full on May 15, 2004, but this date shall automatically be extended to January 11, 2005 if the Revolving Credit Expiration Date has been extended to at least June 13, 2005 at comparable terms as under the Fourth Amended and Restated Financing and Security Agreement (Master Revolving Agreement) among Sunrise East Assisted Living Limited Partnership, Bank of America, Fleet National Bank and others dated June 13, 2001, as may be amended from time to time (the "SEAL Revolver").

         2.4 PREPAYMENTS.

         (a) Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of LIBOR Loans and at least one Business Day prior thereto in the case of Prime Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of LIBOR Loans or Prime Rate Loans; provided that the following prepayment fees are paid at the time of prepayment: (i) if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Borrower shall also pay any amounts owing pursuant to Section 2.13 and
(ii) except for scheduled payments pursuant to Section 2.3(a) and as provided in
Section 2.4(c) below, if all or any portion of the Loans are prepaid from the Closing Date through April 30, 2002, a fee equal to one-half of one percent (0.5%) of the amount prepaid shall be paid and if all or any portion of the Loans is prepaid from and after May 1, 2002 through January 11, 2003, a fee equal to one percent (1%) of the amount prepaid shall be paid. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are Prime Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

         (b) When Borrower or SALII receives any cash payment of principal under the Notes Receivables, such payments shall be immediately (within two Business
Days) of receipt be delivered to Administrative Agent and used to prepay the principal of the Loans.

         (c) Any additional capital raised by Borrower from debt or equity shall be immediately used to prepay the Loans at that time, excluding transactions in the ordinary course of business relating to project finance or project refinance by Borrower and/or its Subsidiaries and excluding proceeds of sale-manageback transactions involving consolidated Subsidiaries.

         (d) All prepayments shall be applied in the reverse order of maturity.

         2.5 CONVERSION AND CONTINUATION OPTIONS.

         (a) Borrower may elect from time to time to convert LIBOR Loans to Prime Rate Loans by giving the Administrative Agent prior irrevocable notice of such election, confirmed in writing pursuant to the Interest Rate Option Notice attached as Exhibit D, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Prime Rate Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no Prime Rate Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving at least three Business Days' prior irrevocable notice to the Administrative Agent of the length of the next Interest Period to be applicable to such LIBOR Loans, provided that no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such LIBOR Loans shall be automatically converted to Prime Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.6 LIMITATIONS ON LIBOR LOANS. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans having the same Interest Period beginning and ending on the same date shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than three (3) LIBOR Loans shall be outstanding for any Lender at any one time.

         2.7 INTEREST RATES AND PAYMENT DATE.

         (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the greater of
(i) 8.60% or (ii) the LIBOR Rate determined for such day plus the Applicable Margin.

         (b) Each Prime Rate Loan shall bear interest at a rate per annum equal to the greater of (i) 8.6% or (ii) the Prime Rate plus the Applicable Margin.

         (c) Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans (whether or not overdue) and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall, at the option of the Required Lenders, from the date of such Event of Default until such Event of Default is waived in writing by the Required Lenders or, if curable, cured in full, bear interest at a rate per annum equal to (x) in the case of any LIBOR Loans, the rate applicable to such LIBOR Loan plus 4% until the end of the applicable Interest Period and thereafter the rate applicable to Prime Rate Loans plus 4% or (y) in the case of any Prime Rate Loans, or any other amounts payable hereunder, the rate applicable to Prime Rate Loans plus 4% (each, the "Default Rate").

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.8 COMPUTATION OF INTEREST AND FEES. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

         2.9 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Prime Rate Loans and (iii) any outstanding LIBOR Loans shall be converted, on the last day of the then current Interest Period, to Prime Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to LIBOR Loans.

         2.10 PRO RATA TREATMENT AND PAYMENTS.

         (a) Each borrowing by Borrower from the Lenders hereunder, and each payment by Borrower on account of any commitment fee or any reduction of the Loans shall be made pro rata according to the respective Percentages of the Lenders.

         (b) Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made according to the respective outstanding principal amounts of the Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and free and clear of, and without any deduction or withholding for, any taxes or other payments as set forth in
Section 2.12(a), and shall be made prior to 12:00 Noon, Boston, Massachusetts time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal

Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Prime Rate Loans, on demand, from Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by Borrower prior to the date of any payment being made hereunder that Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against Borrower.

         (f) If the entire amount of any required principal and/or interest payment is not paid in full within five (5) days after the same is due, Borrower shall pay to Administrative Agent (on behalf of the Lenders) a late fee equal to five percent (5%) of the required payment.

         (g) All payments shall be applied first to the payment of all fees, expenses and other amounts due to Administrative Agent and the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of a Default, payments will be applied to the payment of all fees, expenses and other amounts due to Administrative Agent and then to the other obligations of Borrower to the Lenders as Required Lenders determine in their sole discretion.

         2.11 LEGAL REQUIREMENTS.

         (a) If the adoption of or any change in any Legal Requirement or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by or excluded from coverage by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such actual increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Legal Requirement regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to the Administrative Agent) of a written request therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.12 TAXES.

         (a) All payments made by Borrower to or for the account of any Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender (or its applicable lending office) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or other stamp or documentary taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Amounts") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to provide Borrower and the Administrative Agent with the appropriate form or documentation pursuant to paragraph (d) or
(e) of this Section (unless such failure is due to the adoption of or any change in any Legal Requirement or in the interpretation or application thereof made subsequent to the date on which a form with respect to such Lender originally was required to be provided) or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except, in the case of an assignment of rights and obligations under this Agreement to a Lender pursuant to Section 2.15 or 10.6, to the extent that such Lender's assignor, or the replaced Lender, as applicable, was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such Non-Excluded Taxes pursuant to this Section. In addition, for any period with respect to which a Lender has provided Borrower and the Administrative Agent with the Internal Revenue Service forms specified in clause (ii) of paragraph (d) of this Section, Borrower shall not be required to increase any amounts payable to such Lender with respect to United States withholding taxes other than those imposed on interest.

         (b) In addition, Borrower shall pay any Other Amounts to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Amounts are payable by Borrower, as promptly as possible thereafter Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes or Other Amounts when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) Each Lender (or Transferee) that is not a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes (a "Non-U.S. Lender") shall deliver to Borrower and the Administrative Agent (i) two properly completed and duly executed original copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, as appropriate, or any subsequent versions thereof or successors thereto, certifying that such

Non-U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents, or (ii), in the case of a Non-U.S. Lender, which is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8ECI pursuant to clause (i), a statement substantially in the form of Exhibit E (an "Exemption Certificate") and two properly completed and duly executed original copies of Internal Revenue Service Form W-8BEN (with respect to such Lender's status as a foreign person) or any subsequent versions thereof or successors thereto, certifying that such Non-U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments of interest by Borrower under this Agreement and the other Loan Documents. In addition, if requested in writing by Borrower or the Administrative Agent, each Lender (or Transferee) that is a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes (a "U.S. Lender") shall deliver to Borrower and the Administrative Agent two properly completed and duly executed original copies of Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, certifying that such U.S. Lender is entitled to a complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents. The forms described in this paragraph shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or upon the request of Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so). Each Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement and the other Loan Documents shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) If the Administrative Agent or any Lender determines that it has received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by Borrower pursuant to Section 2.11 or 2.12(a) above, it shall reimburse Borrower an amount determined to be equal to the net benefit, after tax, which was obtained by such Lender or the Administrative Agent, as a consequence of such refund, reduction, credit or recovery, provided that nothing contained in this paragraph (f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

         (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13 INDEMNITY. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) failure by Borrower to make a borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by Borrower to make any prepayment of or conversion from LIBOR Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount as if such Lender had placed such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable by Borrower to any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11 or 2.12(a) with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of Borrower or the rights of any Lender pursuant to Section 2.11 or 2.12(a). In determining whether designating another lending office would cause such Lender or its lending office(s) to suffer economic disadvantage, such Lender may disregard any economic disadvantage that Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom.

         2.15 REPLACEMENT OF LENDERS. Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.11 or 2.12(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution (which cannot be the Borrower); provided that (i) such replacement does not conflict with any Legal Requirement, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken action under Section 2.13 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.11 or 2.12(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) Borrower shall be liable to such replaced Lender under Section 2.13 if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto as if such purchase were a prepayment of the Loans of such Lender on such date, (vi) the replacement financial institution, if not already a Lender, shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.16 DEFAULTING LENDER. If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement (as determined by Administrative Agent in its reasonable discretion, including without limitation its obligation to make available to Administrative Agent its pro rata share of any Loans, expenses or setoff (a "Defaulting Lender") and such failure is not cured within ten (10) days of receipt from Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Administrative Agent, other Lenders, Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments Lender's respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Defaulting Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the daily average Federal Funds Effective Rate from the date when originally due until the date upon which any such amounts are actually paid.

         The non-defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Defaulting Lender's Commitment to fund the Loans (a "Future Commitment"). Upon any such purchase of the pro rata share of any Defaulting Lender's Future Commitment, the Defaulting Lender's share in the Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and

Acceptance. Each Defaulting Lender shall indemnify Administrative Agent and each non-defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Administrative Agent or by any non-defaulting Lender, on account of a Defaulting Lender's failure to timely fund its pro rata share of the Loans or to otherwise perform its obligations under the Loan Documents.

         SECTION 3. NOTES RECEIVABLE.

         3.1 REPRESENTATIONS. The "Notes Receivable" consist of promissory notes payable to Borrower or SALII from mezzanine fundings under unconsolidated joint ventures. The current outstanding aggregate principal balance is $61,712,250. The current outstanding accrued interest owed on the Notes Receivable as of September 30, 2001 is $9,835,078. The master list of the Notes Receivable (including any amendments thereto) is attached hereto as Schedule 4.1B. The originals of all of the Notes Receivable have been delivered to Administrative Agent. No defaults currently exist under the Notes Receivable. The Notes Receivable have been fully funded.

         3.2 NO LIEN. Neither Borrower nor SALII shall create, incur, assume or suffer to exist any Lien upon any of the Notes Receivable. No such Lien exists now.

         3.3 DOUBLE NEGATIVE PLEDGE. Neither Borrower nor SALII shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or SALII to create, incur, assume or suffer to exist any Lien upon any of the Notes Receivable. No such agreement exists now.

         3.4 NO SALE OR AMENDMENT. Neither Borrower nor SALII shall sell, discount, transfer, assign or otherwise dispose of any of the Notes Receivable nor amend or waive any provision thereof, except that the maturity date of any Note Receivable may be extended to be co-terminous with the Maturity Date and except for a disposition if the consideration received is solely in cash and if there is paid to Administrative Agent (on behalf of Lenders) at that time an amount equal to the greater of (a) all net cash proceeds of the disposition or
(b) the outstanding principal amount of the Notes Receivable that are the subject of such disposition except that (i) the amount to be paid to Administrative Agent may be decreased to eighty percent (80%) or more of the outstanding principal amount of the Notes Receivable that are the subject of such disposition so long as Administrative Agent in its discretion approves such lesser amount and the entire unpaid balance of the Notes Receivable (with no other forgiveness of said balance) is converted into equity for Borrower's (or SALII's) continuing interest in the properties or (ii) the amount to be paid to Administrative Agent may be decreased to less than eighty percent (80%) of the outstanding principal amount of the Notes Receivable that are the subject of such disposition so long as all of the Lenders in their discretion approve such lesser amount and the entire unpaid balance of the Notes Receivable (with no other forgiveness of said balance) is converted into equity for Borrower's (or SALII's) continuing interest in the properties.

         3.5 PLEDGE. If the Loans have not been repaid in full by June 30, 2002, Borrower shall, (a) by July 3, 2002, request all necessary approvals in order to pledge the Notes Receivable to the Administrative Agent as additional collateral for the Obligations, and thereafter use its best efforts to obtain them, (b) if such approvals have been obtained, execute such pledge agreements and related documents as shall be reasonably required by the Administrative Agent. Borrower shall use its best efforts to obtain such approvals and to get all such documents for this pledge in place by July 31, 2002.

         3.6 PAYMENTS. The Borrower shall notify the Administrative Agent in writing when any borrower under any of the Notes Receivable (a) is eligible to make any payments under the Notes Receivable and (b) begins to make any payments under the Notes Receivable.

         SECTION 4. CONDITIONS PRECEDENT.

         4.1 CONDITIONS TO LOAN CLOSING. The agreement of each Lender to close the Loans is subject to the satisfaction, prior to or concurrently with the execution of this Agreement, of the following conditions precedent:

                  (a) Credit Agreement; Notes; Other Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Borrower and each Lender listed on Schedule 4.1A, (ii) the Notes, executed and delivered by Borrower, and (iii) the Guaranty executed and delivered by each Guarantor listed on Schedule 4.1B.

                  (b) Notes Receivable. The Administrative Agent shall have received (A) the original promissory notes comprising the Notes Receivable, and (B) the master list of all of the Notes Receivable which shall be attached hereto as Schedule 4.1C.

                  (c) Financial Information. The Lenders shall have received all of the following in form and substance satisfactory to Lenders: (i) the audited consolidated balance sheet of Borrower as at December 31, 2000 and the related consolidated statements of income, and equity and cash flow, and (ii) the consolidated balance sheet of Borrower as of March 31, 2001, June 30, 2001, September 30, 2001, and the related consolidated statements of income and equity and cash flow.

                  (d) Fees. The Lenders and the Administrative Agent shall have received all fees and expenses required to be paid (either herein or in the Fleet Letters) at that time.

                  (e) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments (a "Closing Certificate").

                  (f) Legal Opinion. The Administrative Agent shall have received the legal opinion of general counsel to Borrower and Guarantors in form and substance satisfactory to Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (g) Absence of Material Litigation, Etc. The Lenders shall be satisfied that no litigation or other legal proceeding, tax or accounting matters, ERISA matters, environmental matters or other matters for which any Loan Party or any of their respective Subsidiaries is or could become liable exists which could reasonably be expected to result in a Material Adverse Effect.

                  (h) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities, corporate structure and management of Borrower and Guarantors.

         4.2 CONDITIONS TO LOAN ADVANCES. The agreement of each Lender to make any Loan requested to be made by it on the Borrowing Date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the Loan Parties shall have complied with all obligations to be performed by each of them prior to the date of such Loan.

                  (c) No Material Adverse Change. As of the Borrowing Date, and since the dates covered by the most recent audited financial statements delivered to the Administrative Agent, no event or circumstance shall have occurred which had or would be reasonably likely to have a Material Adverse Effect.

                  (d) Time Limits. No Loan shall be requested or made on or after the earliest of the dates in Section 2.2(b), and any portion of the Commitments which have not been advanced by them shall be cancelled.

                  (e) Other Documentation. The Administrative Agent shall have received each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by the Guaranty), shall be in proper form for filing, registration or recordation.

                  (f) Fees. The Lenders and the Administrative Agent shall have received all fees and expenses required to be paid (either herein or in the separate fee letter between Borrower and Administrative Agent) at that time.

                  (g) Mortgages.

                           (i) The Administrative Agent shall have received a
                  Mortgage with respect to each Facility, executed, notarized and delivered by a duly authorized officer of each party thereto. The list of Facilities is set forth on Schedule 4.2A. In the case of each real property leasehold interest constituting Facility, if required, the Administrative Agent shall have received in conjunction with execution and delivery of the Mortgage (A) such estoppel letters, consents and waivers from the landlords and any fee mortgage holders on such real property as may be obtained by the Loan Parties on a reasonable best efforts basis, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent, and (B) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Liens permitted hereunder) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of the Lenders.

                           (ii) The Administrative Agent shall have received in
                  respect of each Facility a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall be in an amount satisfactory to the Administrative Agent; be issued at ordinary rates; insure that the Mortgage insured thereby creates a valid first Lien on such Facility free and clear of all defects and encumbrances, except as disclosed therein; name the Administrative Agent for the benefit of the Lenders as the insured thereunder; be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and be issued by title insurance companies satisfactory to the Administrative Agent ("Title Insurance Companies"). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (iii) The Administrative Agent shall have received
                  title rundowns and a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of other material documents affecting the Mortgaged Facilities requested in writing by the Administrative Agent.

                  (h) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where assets of Guarantors are located, such searches to be in their names and the names of transferors thereto within the last year (including sellers in connection with acquisitions), and such searches shall reveal no Liens on any of the assets of such Persons, except for Liens permitted by the Guaranty or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (i) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of this Agreement and the Security Documents.

                  (j) Inspections. The Administrative Agent, at its option, shall have completed an inspection of a representative sample of the Facilities, at Borrower' expense, which inspections must be satisfactory to Administrative Agent in all respects.

The borrowing of the Loans by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         5.1 GOOD STANDING. Borrower (i) is duly organized, existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         5.2 POWER AND AUTHORITY. Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to incur and perform the Obligations whether under this Agreement, the other Loan Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of shareholders, members, or any creditors of Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Loan Documents or the performance by Borrower of the Obligations.

         5.3 BINDING AGREEMENTS. This Agreement and the other Loan Documents executed and delivered by Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought and (c) other applicable laws which may limit the enforceability of certain of the remedial or procedural provisions contained in this Agreement.

         5.4 COMPLIANCE WITH LAWS. Borrower is not in violation of any applicable Legal Requirements (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of Borrower.

         5.5 LITIGATION. There are no proceedings, actions or investigations pending or, so far as Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, would have a Material Adverse Effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Borrower.

         5.6 FINANCIAL CONDITION. The annual financial statements of Borrower dated December 31, 2000 and the quarterly financial statements dated March 31, 2001, June 30, 2001, and September 30, 2001 are complete and correct and fairly present the financial position of Borrower and the results of its operations and transactions in its surplus accounts as of the date and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no Material Adverse Change in the financial condition or operations of Borrower since the date of such financial statements and to Borrower's knowledge no such Material Adverse Change is pending or threatened. Borrower has not guarantied the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements or as otherwise disclosed in writing to the Lenders. The representations and warranties contained in this Section shall also cover financial statements furnished from time to time to the Administrative Agent pursuant to Section 6.3 of this Agreement.

         5.7 FULL DISCLOSURE. The financial statements referred to in Section
5.6 of this Agreement, the Loan Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by Borrower in connection with the Loan Documents (i) do not contain any untrue statement of a material fact and (ii) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to the Lenders in writing prior to the date of this Agreement which constitutes a Material Adverse Change with respect to Borrower or in the future could, in the reasonable opinion of Borrower, constitute a Material Adverse Change with respect to Borrower.

         5.8 NO DEFAULT. Borrower is not in default under or with respect to any contractual obligations binding on it in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.9 OWNERSHIP OF PROPERTY; LIENS. Borrower has good and marketable title to all of its properties, including, without limitation, the Notes Receivable. The Facilities and the Notes Receivable are free and clear of mortgages, pledges, liens, charges and other encumbrances other than Permitted Liens on the Facilities.

         5.10 TAXES. Borrower has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books). No tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         5.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of such Board. If requested by any Lender or the Administrative Agent, Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         5.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Legal Requirement (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Funded Debt.

         5.13 USE OF PROCEEDS. The proceeds of the Loans shall be used solely for the repurchase of Borrower's existing Convertible Debt and for the cost of closing this transaction. All of said Convertible Debt will be retired and paid in full when the Loans are advanced.

         5.14 SOLVENCY. Borrower is, both before and after giving effect to the incurrence of the Loans, will be and will continue to be at all times, Solvent.

         SECTION 6. AFFIRMATIVE COVENANTS

         Borrower hereby agrees, so long as any Commitment is outstanding and any Loans or other amount are owing to any Lender or the Administrative Agent hereunder, it shall:

         6.1 EXISTENCE. Maintain its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of Borrower to perform the Obligations, on the conduct of Borrower's operations, on Borrower's financial condition, or on the value of, or the ability of the Lenders to realize upon, the Collateral.

         6.2 FURTHER ASSURANCES. Make, execute, acknowledge and deliver all and every such further acts and assurances as the Lenders shall from time to time require for confirming or carrying out the intentions or facilitating the performance of the terms of this Agreement.

         6.3 FINANCIAL RECORDS; INSPECTION. Borrower will (i) maintain or cause to be maintained full, complete, accurate and adequate records and books of account in accordance with generally accepted accounting principles consistently applied; (ii) permit the Lenders and their duly authorized agents, attorneys and accountants to inspect, examine, and copy its records and books of account at all reasonable times and after reasonable prior written notice; (iii) provide the following:

                  (a) as soon as available, but in no event more than one hundred twenty (120) days after the close of Borrower's fiscal years, provide the Administrative Agent with copies of (i) Borrower's consolidated and consolidating financial statements for the year in question, in form and detail reasonably satisfactory to the Administrative Agent, prepared in accordance with GAAP and audited by an independent certified public accountant satisfactory to the Administrative Agent, which financial statements shall include a balance sheet as of the end of such fiscal year, (ii) the related statements of operations and retained earnings and cash flow statements for such fiscal year in a format reasonably acceptable to the Administrative Agent, and (iii) an unqualified letter or opinion of the independent accountant and a Compliance Certificate in the form of Exhibit B attached hereto.

                  (b) as soon as available, but in no event more than forty-five
         (45) days after the end of Borrower's fiscal quarters, provide the Administrative Agent with copies of internally prepared consolidated and consolidating financial statements of Borrower on a quarterly and year-to-date basis and as of the close of such period which financial statements shall include a balance sheet, income and expense statements, and statement of cash flows for Borrower for such period, each certified as to accuracy by the chief financial officer of Borrower and a Compliance Certificate in the form of Exhibit B;

                  (c) as soon as available but in no event more than thirty (30) days after the date of filing, provide the Administrative Agent with copies of the federal and state income tax returns for Borrower for the year in question as well as any requests for extensions, schedules and exhibits filed in connection therewith;

                  (d) copies of each 10K or 10Q report as soon as possible, but in no event more than thirty (30) days after filing such report with the SEC;

                  (e) annual projections for the next fiscal year by December 1st in each year;

                  (f) promptly deliver to the Administrative Agent such other information with respect to the financial statements of Borrower as the Lenders may from time to time reasonably require; and

                  (g) provide that all required financial statements shall be accompanied by a certificate of compliance with the financial covenants set forth in this Agreement (and shall include Borrower's computation of such covenants) signed by Borrower's chief financial officer and a representation whether or not there has occurred a Default or Event of Default under the Loan Documents and, if so, stating the facts with respect thereto. All financial statements will include the following certification:

                  "The undersigned as ____________ of Sunrise Assisted Living, Inc. certifies that the financial information contained in the financial statement dated ________, is true and complete as of this date. This statement is provided to Fleet National Bank as administrative agent ("Agent") for the Lenders set forth in the Credit Agreement dated as of December ______, 2001, as amended, restated or substituted from time to time for the purpose of obtaining credit or in fulfillment of the terms and conditions of credit already provided. Accordingly, it is intended that the Agent and the Lenders may rely on this information".

                  (h) provide that all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.4 FINANCIAL COVENANTS. Satisfy the following covenants, which shall be tested quarterly:

                  (a) MINIMUM TANGIBLE NET WORTH. Maintain, on a consolidated basis with all Subsidiaries, at all times during the term of the Loan measured quarterly beginning with the quarter ending September 30, 2001, a minimum Tangible Net Worth of not less than the sum of $306,963,195, plus 75% of Borrower's net income (if positive) for each subsequent quarter, plus 85% of the net proceeds to

         Borrower of any equity capital transaction received during any subsequent quarter.

                  (b) MINIMUM LIQUIDITY. Maintain at all times, on an individual basis (i.e. Borrower only), Liquid Assets at all times of the greater of $25,000,000 or ninety (90) days of debt service on all of Borrower's direct and contingent liabilities.

                  (c) MINIMUM INTEREST AND RENT COVERAGE. Maintain, on a consolidated basis with all Subsidiaries, at all times during the term of the Loan measured quarterly beginning with the quarter ending September 30, 2001 as of the end of each subsequent fiscal quarter, based on the trailing four quarters, a ratio of EBITDAR to Interest Expense plus Rent Expense of not less than 2.25 to 1.00.

                  (d) MAXIMUM FUNDED DEBT RATIO. Maintain, on a consolidated basis with all subsidiaries, at all times during the term of the Loans measured quarterly beginning with the quarter ending September 30, 2001 as of the dates shown below, based on the trailing four quarters, a ratio of Funded Debt to EBITDAR of not more than 5.50 to 1.00; provided, however, if this covenant is violated because a new convertible debt offering is completed and funded prior to the redemption of the Convertible Debt, then this violation is hereby waived until the redemption of the Convertible Debt.

         6.5 NOTIFICATION OF CERTAIN EVENTS. Promptly notify the Administrative Agent upon obtaining knowledge of the occurrence of any of the following: (a) any Event of Default under the Loan Documents;

                  (b) any event, development or circumstance whereby the financial statements furnished under the Loan Documents fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower;

                  (c) any judicial, administrative or arbitral proceeding pending against Borrower in any judicial or administrative proceeding known by Borrower to have been threatened in a written communication against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                  (d) (i) the revocation, suspension, probation, restriction, limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License held by the Guarantors, Borrower or the Management Company, or (ii) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Guarantors, Borrower or Management Company elects to participate which exceeds 10% of the gross revenue of a Facility, including, without limitation, Medicare, Medicaid, or private insurer, or any accreditation of

         Borrower, Guarantors or Management Company, or (iii) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental authority, or (iv) the assessment or pending assessment, of any civil or criminal penalties by any government authority, any third party payor or any accreditation organization or Person, if any, which in case of any event in clauses (i) through (iv) above could materially adversely affect the financial condition or operations of Borrower or the Management Company;

                  (e) the occurrence of a monetary default (after the expiration of any grace or notice periods) under any of the Notes Receivable or any other occurrence with respect to the assisted living facilities owned by the unconsolidated joint ventures which are the makers of the Notes Receivable, the result of which is that there may be a significant delay in the repayment of the Notes Receivable on their due dates or that the likelihood of repayment in full may have been materially reduced.

                  (f) any other development in the business or affairs of Borrower or the Management Company which may be a Material Adverse Change; and

                  (g) any actual contingent liability or a potential contingent liability threatened or noticed in a written communication of Borrower of $1,000,000 or more,

in each case described in (a) through (g) above, such notification shall describe in detail satisfactory to the Administrative Agent the nature thereof and, in the case of notification under this clause (d), the action Borrower or the Management Company proposes to take with respect thereto or a statement that Borrower or the Management Company intends to take no action and an explanation of the reasons for such inaction. In addition, Borrower or the Management Company will furnish to the Administrative Agent immediately after receipt thereof copies of all administrative notices material to Borrower's or the Management Company's business and operation of any Facility and all responses by or on behalf of Borrower or the Management Company with respect to such administrative notices.

         6.6 INTEREST RATE PROTECTION. If the Loans have not been repaid in full by June 30, 2002, if less than 50% of Borrower's funded debt is subject to fixed rates or swaps, and if required by the Administrative Agent, obtain Interest Rate Protection as shall be satisfactory to the Administrative Agent such that 50% or more of Borrower's consolidated funded debt is fixed rate or subject to interest rate protection. If Borrower should enter into any Interest Rate Protection agreement now or hereafter with Lenders, any amounts due to such Lenders under such agreements shall be added to the pro rata share of such Lenders for the purposes of making distributions hereunder.

         6.7 HAZARDOUS MATERIALS; CONTAMINATION. Defend, indemnify and hold harmless the Administrative Agent, the Lenders and each of their agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any of the Facilities.

         6.8 ISSUANCE OF NEW DEBT OR ADDITIONAL EQUITY. Any additional equity raised or proceeds of new convertible or other debt shall be immediately used to prepay the Loans at that time, excluding transactions in the ordinary course of business relating to project finance or project refinance by Borrower and/or its Subsidiaries and excluding proceeds of sale-manageback transactions involving consolidated Subsidiaries.

         6.9 SINGLE PURPOSE ENTITIES. Cause each Guarantor (other than SALII) to be and remain a single purpose entity which shall engage solely in the ownership and operation of only one of the Facilities. All Guarantors are now and shall remain, directly or indirectly, Wholly Owned Subsidiaries of Borrower.

         SECTION 7. NEGATIVE COVENANTS.

         Borrower hereby agrees, so long as any Commitment is outstanding and any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall not, without the prior written consent of the Required
Lenders:

         7.1 MERGERS OR ACQUISITIONS. Enter into any merger or consolidation or amalgamation, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire all or substantially all of the assets of any person, firm, joint venture or corporation. The foregoing notwithstanding, the consent of the Required Lenders shall not be required for any merger or consolidation or acquisition of Borrower pursuant to which Borrower retains its corporate identity and Paul J. Klaassen or Teresa M. Klaassen remains the Chairman of the Board and Chief Executive Officer with responsibility for managing the businesses of Borrower and which does not result in either a Material Adverse Change or a breach of any covenant under the Loan Documents.

         7.2 SALE OF ASSETS. Sell, lease, or otherwise dispose of any substantial portion of its assets (except for customary political and charitable contributions and assets disposed of in the ordinary course of business) unless such disposition is in exchange for not less than fair market value and does not result in either a Material Adverse Change or a breach of any covenant under the Credit Facility. Without limiting the generality of the foregoing, during any twelve (12) month period Borrower and its subsidiaries will not sell more than twenty-five (25) Facilities (for the purpose of this Section 7.2 "Facilities" shall have the same meaning as set forth in the SEAL Revolver) with no more than twenty (20) Facilities being Core Properties (as defined in the SEAL Revolver) without the prior consent of the Required Lenders.

         7.3 SUBSIDIARIES. Create or otherwise acquire any Subsidiaries if such creation or acquisition will result in a Material Adverse Change.

         7.4 ADDITIONAL STOCK AND TRANSFERS OF STOCK. Borrower may issue or grant options or rights to purchase its capital stock and there shall be no limitations on the right of shareholders of Borrower to pledge, assign, transfer or encumber any of their stock in Borrower provided, (1) Borrower is an entity whose common equity is registered under an applicable Federal Securities Act and is traded on the New York Stock Exchange, and (2) either Paul J. Klaassen or Teresa M. Klaassen is the Chief Executive Officer and Chairman of the Board with responsibility for managing the businesses of Borrower; and provided, that, Borrower shall provide written notice to Administrative Agent of transfers of stock in Borrower under such circumstances and in such manner as Borrower is required to give notice thereof to the SEC.

         7.5 ERISA COMPLIANCE. (A) Restate or amend any Plan established and maintained by Borrower or any Commonly Controlled Entity and subject to the requirements of ERISA, in a manner designed to disqualify such Plan and its related trusts under the applicable requirements of the Code; (B) permit any officer of Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan or related trusts of Borrower or any Commonly Controlled Entity under the Code; (C) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (D) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (E) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (F) fail to notify the Administrative Agent that notice has been received of a "termination" (as defined in ERISA) of any Multiemployer Plan to which Borrower or any Commonly Controlled Entity has an obligation to contribute; (G) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multiemployer Plan to which Borrower or any Commonly Controlled Entity has an obligation to contribute; or (H) fail to notify the Administrative Agent that notice has been received from the administrator of any Multiemployer Plan to which Borrower or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).

         7.6 AMENDMENTS; TERMINATIONS. Amend or terminate or agree to amend or terminate any License, Participation Agreement, or the Management Agreement by Borrower or any Subsidiaries with the Guarantors or except in the ordinary course of business, any other operating agreements which may be entered into by Borrower with respect to a Facility, or consent to or waive any material provisions thereof.

         7.7 FUNDED DEBT. Create, issue, incur, assume, become liable in respect of or suffer to exist any Funded Debt, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Existing Funded Debt of Borrower shown on the September 30, 2001 financial statements delivered to Lenders prior to the Closing Date, excluding project finance in the ordinary course of business;

                  (c) Unsecured guarantee obligations incurred in the ordinary course of business by the Borrower for the purpose of financing assisted living facilities owned by Wholly Owned Subsidiaries of Borrower; and

                  (d) Indebtedness of the Borrower under any Interest Rate Protection Agreement.

         7.8 DISTRIBUTIONS. Make any dividends or distributions to any of its stockholders.

         SECTION 8. EVENTS OF DEFAULT.

         8.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement (individually, an "Event of Default" and collectively, the "Events of Default"):

                  (a) The failure of Borrower to pay and/or perform any of the Obligations as and when due and payable in accordance with the provisions of this Agreement and such failure continues for five (5) calendar days for the non-payment of principal or interest or five (5) calendar days after written notice thereof to Borrower by the Administrative Agent for other amounts due hereunder, except with regard to payment of amounts due at maturity, whether by acceleration or otherwise, for which no notice or cure period shall be required to be given.

                  (b) Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for Borrower), financial statement or other document furnished in connection with this Agreement, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                  (c) The failure of Borrower to comply with Section 6.3 (Financial Records) hereof which default shall remain unremedied for ten (10) days after written notice thereof to Borrower by the Administrative Agent.

                  (d) The failure of Borrower to comply with Sections 3 (Notes Receivable) or 6.4 (Financial Covenants) hereof.

                  (e) The failure of Borrower to perform, observe or comply with any other covenant, condition or agreement contained in this Agreement other than as set forth in Section 8.1, which default shall remain unremedied for thirty (30) days after written notice thereof to Borrower by the Administrative Agent, unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, and (b) Borrower institutes corrective action within the thirty (30) day period and (c) Borrower diligently pursues such action and completes the cure within ninety (90) days.

                  (f) A default shall occur under any of the other Loan Documents and such default is not cured within any applicable grace period provided therein.

                  (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property,
         (ii) admit in writing its inability to pay its debts as they mature,
         (iii) make a general assignment for the
         benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or
         (vi) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (vii) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of Borrower's business or the use or disposition of a material portion of Borrower's assets.

                  (h) (i) An order for relief shall be entered in any involuntary case brought against Borrower under the Bankruptcy Code, or
         (ii) any such case shall be commenced against Borrower and shall not be dismissed within sixty (60) days after the filing of the petition, or
         (iii) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than Borrower (A) adjudicating Borrower bankrupt or insolvent, or
         (B) appointing a receiver, trustee or liquidator of Borrower, or of a material portion of Borrower's assets, or (C) enjoining, prohibiting or otherwise limiting the operation of a material portion of Borrower's businesses or the use or disposition of a material portion of Borrower's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                  (i) Unless adequately insured in the reasonable opinion of the Administrative Agent, the entry of a final judgment for the payment of money involving more than $1,000,000 against Borrower, and the failure by Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                  (j) Default which continues beyond any applicable grace period shall be made under the SEAL Revolver.

                  (k) Default which continues beyond any applicable grace period shall be made under any obligation of or guaranteed by Borrower, Sunrise Development, Inc., SALMI., or SALII, equal to or greater than $1,000,000 (other than the revolving credit facility referenced in Section 2.2(b) above), if a notice of default has been sent to Borrower, Sunrise Development, Inc., SALMI, or SALII

         (and any applicable grace period had expired) or if the effect of such default is to accelerate the maturity of such obligation or to permit the holder or obligee thereof to cause such obligation to become due prior to its stated maturity.

                  (l) Default shall be made under any obligation equal to or greater than $1,000,000 of a consolidated Affiliate, which is otherwise non-recourse to Borrower, if the holder or obligee of such obligation has commenced action on any of the remedies available to it under the obligation.

                  (m) If the Administrative Agent or the Required Lenders, in their reasonable discretion, determine in good faith that a Material Adverse Change has occurred in the financial condition of Borrower.

                  (n) If Borrower shall liquidate, dissolve or terminate its existence or if a Change of Control occurs without the prior written consent of the Required Lenders. A "Change in Control" shall exist upon the occurrence of any of the following:

                           (i) either Paul J. Klaassen or Teresa M. Klaassen
                  shall cease to be Chief Executive Officer of Borrower or Chairman of the Board of Borrower with responsibility for managing the businesses of Borrower, and a competent and experienced successor for such person shall not be approved by the Required Lenders within six (6) months of such event, such approval not to be unreasonably withheld; or

                           (ii) any Person (including a Person's affiliates and
                  associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
                  Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least twenty percent (20%); and as of any date a majority of the Board of Directors of Borrower consists of individuals who were not either (A) directors of Borrower as of the corresponding date of the previous year (provided, however, that the initial Board of Directors for reference purposes of this clause
                  (ii)(A) shall be the Board of Directors as of the Closing
                  Date), (B) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (ii)(A) above, or (C) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (ii)(A), above and individuals described in clause (ii)(B), above; or

                            (iii) any Person (including a Person's affiliates
                  and associates) or group (as that term is understood under
                  Section 13(d) of the Securities

                  Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least thirty percent (30%).

                  (o) If Borrower transfers any of its assets in violation of
         Article VII hereof.

                  (p) Any execution or attachment shall be levied against any collateral for this Agreement, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within the earlier of thirty (30) days after the Borrower receives notice of the same or forty-five (45) days after the same has been levied.

         8.2 REMEDIES. If an Event of Default shall occur, then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (g) or
(h) above automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents by Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default specified in this Section 8, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by Borrower under this Agreement and the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and
(iii) the Administrative Agent may exercise any and all rights it has under this Agreement, the Security Documents or any other Loan Documents, or at law or in equity, and proceed to protect and enforce the Administrative Agent's and the Lenders' rights by any action at law, in equity or other appropriate proceedings, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. In the event that the Administrative Agent shall apply for the appointment of, or the taking of possession by, a trustee, receiver or liquidator of any Loan Party or of any other similar official to hold or liquidate all or any substantial part of the Facilities or assets of any Loan Party following the occurrence of a default in payment of any amount owed hereunder and following any applicable notice or cure period, each of the Loan Parties (with all due and proper corporate, partnership or other authorization, as the case may be), hereby consents to such appointment and taking of possession and agrees to execute and deliver any and all documents requested by the Administrative Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law). Except as expressly provided above in this

Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.

         SECTION 9. THE AGENTS.

         9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Facilities, books or records of any Loan Party.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, e-mail, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with, any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default with respect to Borrower shall have occurred and be continuing) be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10 SYNDICATION MATTERS. (a) In order to facilitate syndication of the Loans, the Administrative Agent and the Arranger have the right to distribute financial information about the Collateral and the Borrower and to assign the Loans to third parties. Borrower agrees to cooperate with Administrative Agent and the Arranger and to provide information in order to allow Administrative Agent to syndicate the Loans. Borrower or its affiliates will not have the opportunity to buy an assignment in the Loans.

         (b) Arranger will act as the exclusive arranger, adviser and syndication manager for the Loans and, in such capacity, will perform the duties and exercise the authority customarily associated with such role. No additional Arranger or syndication manager will be appointed, unless Borrower, Administrative Agent and Arranger so agree. Administrative Agent reserves the right to syndicate all or a portion of its commitment to one or more financial institutions after consultation with Borrower and Arranger.

         (c) Arranger will manage all aspects of the syndication, including the selection of co-lenders, the determination of when Arranger will approach potential co-lenders and the final allocations among co-lenders. Borrower agrees to assist Arranger actively in achieving a timely syndication that is reasonably satisfactory to Arranger, such assistance to include, among other things, (a) direct contact during the syndication between the Borrower's senior officers, representatives and advisors, on the one hand, and prospective co-lenders, on the other hand at such times and places as Arranger may reasonably request, (b) providing to Arranger all financial and other information with respect to the Borrower and the transactions contemplated that Arranger may reasonably request, including but not limited to financial projections relating to the foregoing, and (c) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

         (d) Borrower agrees that, prior to and during the syndication of the Facility, Borrower will not permit any offering, placement or arrangement of any competing issues of debt securities or commercial bank facilities of Borrower and any of its subsidiaries, excluding project finance in the ordinary course and the rollover of existing debt.

         9.11 DOCUMENTATION AGENT AND SYNDICATION AGENT.. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

         SECTION 10. MISCELLANEOUS.

         10.1 AMENDMENTS AND WAIVERS. (a) Except as otherwise provided herein or as to any term or provision hereof which provides for the consent or approval of Administrative Agent, no term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent to any material change, waiver, discharge, termination of any term or provision of this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent relates to construction matters and Loan Advances or unless it receives the written approval of the Required Lenders.

         Notwithstanding the foregoing, the unanimous written approval of all Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which is not provided for in the Loan Documents and:

                  (i) has the effect of (A) extending the final scheduled maturity or the date of any amortization payment of the Loans or any Note, (B) reducing the rate or extending the time of payment of interest or fees or other amount payable thereon or under any Note, (C) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

                  (ii) releases or discharges any portion of the Collateral or Notes Receivable other than in accordance with the express provisions of the Loan Documents,

                  (iii) amends, modifies or waives any provisions of this
         Section 10.1(a),

                  (iv) reduces the percentage specified in the definition of Required Lenders,

                  (v) except as otherwise provided in the Agreement, changes the amount of any Lender's Commitment,

                  (vi) releases or waives any guaranty of the Obligations or indemnifications provided in the Loan Documents except as contemplated therein, or and provided, further, that without the consent of Administrative Agent, no such action shall amend, modify or waive any provision of any provision of any Loan Document which relates to the rights or obligations of Administrative Agent.

         (b) With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of Lenders, as the case may be, in accordance with the terms of this Agreement, or if Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of Lenders, as the case may be, prior to undertaking a particular action or course of conduct, Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. The Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

         "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE."

A Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to Administrative Agent within ten
(10) Business Days of such Lender's receipt of such notice.

         (c) Notwithstanding any contrary provision of this Section 10.1, the documents evidencing Swap Contracts or the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed solely by the respective parties thereto.

         10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:                  Sunrise Assisted Living, Inc.
                                    7902 Westpark Drive
                                    McLean, Virginia 22102
                                    Attention: James S. Pope
                                    Telecopy: (703) 744-1645
                                    Telephone: (703) 744-1631

         With a copy to:            Wayne G. Tatusko, Esq.
                                    Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                                    7929 Westpark Drive, Suite 400
                                    McLean, VA 22102
                                    Telecopy: (703) 356-5388
                                    Telephone: (703) 749-1088

         Administrative Agent:      Fleet National Bank
                                    One Federal Street, 4th Floor
                                    Mail Stop: MA DE 10304X
                                    Boston, MA 02110
                                    Attention: Patricia Marinilli
                                    Telecopy: (617) 346-4672
                                    Telephone: (617) 346-0935

         With a copy to:            Gail E. McCann, Esq.
                                    Edwards & Angell, LLP
                                    2800 Financial Plaza
                                    Providence, RI 02903
                                    Telecopy: (401) 276-6611
                                    Telephone: (401) 276-6527

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 PAYMENT OF EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower, Guarantors or any of the Facilities and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Borrower agrees not to assert and to cause Guarantors not to assert, and hereby waives and agrees to cause Guarantors to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by Statute or otherwise against any Indemnitee, unless such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, without the consent of Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and
2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.12 such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an Eligible Assignee of all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Eligible Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Eligible Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) unless otherwise agreed by Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to Borrower. On or prior to the date of any assignment to an Eligible Assignee that is not already a Lender hereunder pursuant to this Section, such Eligible Assignee shall deliver to Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 2.12.

         (d) The Administrative Agent shall, on behalf of Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).

         (e) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, Agent shall (a) record the information contained therein in the Register, and
(b) give prompt notice thereof to Borrower and Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form and substance of the assigned Notes.

         (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Eligible Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. No such pledge or assignment or enforcement thereof shall release any Lender from its obligations under any of the Loan Documents.

         10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement or the fee letter between Borrower and the Administrative Agent provides otherwise, if any Lender shall, at any time after and during the continuance of a Default, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to insolvency proceedings or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause all Lenders to share the excess payment or benefits of such collateral ratably with each other; provided, however that if all or any portion of such excess payment or benefits, is thereafter recovered from such Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, Borrower hereby grants to Administrative Agent and Lenders, a lien, security interest and right of set-off as security for all liabilities and obligations to Administrative Agent and Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or Lenders or any entity affiliated with a Lender, any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time, without demand or notice, Administrative Agent or any Lender may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT AND LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.

         10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof; and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents, except for the letters dated January 10, 2002 from Fleet National Bank which shall survive as separate contracts between Borrower and Fleet National Bank (the "Fleet Letters").

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         10.12 SUBMISSION TO JURISDICTION; WAIVERS. Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Commonwealth of Massachusetts, the courts of the United States for the District of Massachusetts, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep (and to cause its employees, directors, agents, attorneys, accounts and other professionals and those of its Affiliates to keep) confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to any organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) to any bank examiner, central bank or other supervisory authority (whether or not required by law). The agreements in this
Section 10.13 shall survive repayment of the Loans and termination of this Agreement.

         10.14 WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

         10.15 USURY. All agreements among Borrower, the Administrative Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower, the Administrative Agent and the Lenders in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and the Administrative Agent.

         10.16 LOST NOTES. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor."

                           * SIGNATURES ON NEXT PAGE *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.

                                       BORROWER:

                                       SUNRISE ASSISTED LIVING, INC.


                                       By /s/ Dave Faeder
                                          --------------------------------------
                                          Name David W. Faeder
                                               ---------------------------------
                                          Title Vice Chairman
                                                --------------------------------


                                       By /s/ Thomas B. Newell
                                          --------------------------------------
                                          Name Thomas B. Newell
                                               ---------------------------------
                                          Title President
                                                --------------------------------

                                       LENDERS:

                                       FLEET NATIONAL BANK,
                                       as Administrative Agent and a Lender


                                       By /s/ Patricia Marinilli
                                          --------------------------------------
                                          Name Patricia Marinilli
                                               ---------------------------------
                                          Title Vice President
                                                --------------------------------


                                       CREDIT SUISSE FIRST BOSTON, CAYMAN
                                       ISLANDS BRANCH, as a Lender


                                       By /s/ William Lutkins
                                          --------------------------------------
                                          Name William Lutkins
                                               ---------------------------------
                                          Title Director
                                                --------------------------------


                                       By /s/ Robert Hetu
                                          --------------------------------------
                                          Name Robert Hetu
                                               ---------------------------------
                                          Title Director
                                                --------------------------------

                      * SIGNATURES CONTINUED ON NEXT PAGE *

                                       FIRST UNION NATIONAL BANK,
                                       as a Lender


                                       By /s/ Frank S. Kaulback, III
                                          --------------------------------------
                                          Name Frank S. Kaulback, III
                                               ---------------------------------
                                          Title Senior Vice President
                                                --------------------------------


                                       ARRANGER:

                                       FLEET SECURITIES, INC.


                                       By /s/ John G. Christensen
                                          --------------------------------------
                                          Name John G. Christensen
                                               ---------------------------------
                                          Title Director
                                                --------------------------------

                                  SCHEDULE 4.1A

                                 LIST OF LENDERS

NAME                                                         COMMITMENT
----                                                         ----------
Fleet National Bank                                          $52,000,000
Credit Suisse First Boston, Cayman Islands Branch            $25,000,000
First Union National Bank                                    $15,000,000

                                  SCHEDULE 4.1B

                               LIST OF GUARANTORS

     Name                                                                       State of Organization
     ----                                                                       ---------------------
     Sunrise Dunwoody Assisted Living, L.L.C.                                   Georgia
     Sunrise Columbus Assisted Living Limited Partnership                       Georgia
     Sunrise Edina Assisted Living, L.L.C.                                      Minnesota
     Sunrise Greenville Assisted Living Limited Partnership                     South Carolina
     Sunrise Poland Assisted Living, L.L.C.                                     Ohio
     Sunrise Augusta Assisted Living Limited Partnership                        Georgia
     Sunrise Eastover Assisted Living, L.L.C.                                   North Carolina
     Sunrise Hamilton Assisted Living, L.L.C.                                   Virginia
     Sunrise Fall Creek Assisted Living, L.L.C.                                 Indiana
     Sunrise Fort Wayne Assisted Living, L.L.C.                                 Indiana
     Sunrise Shaker Heights Assisted Living, L.L.C.                             Ohio
     Sunrise Willow Lake Assisted Living, L.L.C.                                Indiana
     Sunrise Wooster Assisted Living, L.L.C.                                    Ohio
     Sunrise Flossmoor Assisted Living, L.L.C.                                  Illinois
     Sunrise Assisted Living Investments, Inc.                                  Virginia

SCHEDULE 4.1C

LIST OF NOTES RECEIVABLE AS OF 11/30/2001

                                  AL II                      AL III                      AL IV                       AL V
                                  -----                      ------                      -----                       ----
LENDER (SRZ ENTITY)         Sunrise Assisted           Sunrise Assisted            Sunrise Assisted           Sunrise Assisted
                               Living, Inc.               Living, Inc.                Living, Inc.               Living, Inc.

BORROWER                 AL II Investments, LLC.    AL III Investments, LLC.    AL IV Investments, LLC.      AL V Investments, LLC

COMMITMENT                     $12,454,000                 $15,844,509                 $16,060,245                $17,353,496

DEBT OUTSTANDING               $ 7,250,000                 $15,844,509                 $16,060,245                $17,353,496

                                  SCHEDULE 4.2A

                               LIST OF FACILITIES


BROOKSIDE GLEN:                                              DUNWOODY:

400 Bradley Park Drive                                       4821 N. Peachtree Road
Columbus, GA 31904                                           Dunwoody, GA 30338

AUGUSTA:                                                     FLOSSMOOR:

326 Boy Scout Road                                           19715 Governor Highway
Augusta, GA 30909                                            Flossmoor, IL 60422

FALL CREEK:                                                  FORT WAYNE:

5011 Kessler Blvd.                                           3110 East Coliseum Blvd.
E. Indianapolis, IN 46220                                    Ft. Wayne, IN 46805

WILLOW LAKE:                                                 EASTOVER:

2725 Lake Circle Drive                                       3610 Randolph Road
Indianapolis, IN 46268                                       Charlotte, NC 28211

POLAND:                                                      SHAKER HEIGHTS:

335 West McKinley Way                                        16333 Chagrin Blvd.
Poland, OH 44514                                             Shaker Heights, OH 44120

WOOSTER:                                                     HAMILTON:

1615 Cleveland Road                                          896 Northwest Washington Blvd.
Wooster, OH 44691                                            Hamilton, OH 45013

GREENVILLE:                                                  EDINA:

1101 Garlington Road                                         7128 France Avenue South
Greenville, SC 29615                                         Edina, MN 55435

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         ASSIGNMENT AND ACCEPTANCE dated ______, 200__, between ____________ (the "Assignor") and ____________ (the "Assignee").

                              PRELIMINARY STATEMENT

         A. Reference is made to the Credit Agreement dated as of January 11, 2002 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") between Sunrise Assisted Living, Inc., the institutions from time to time party thereto as Lenders and Fleet National Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

         B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on terms and conditions set forth below, a ___ percent (___%) interest in the Assignor's Commitment and related outstanding Loans (the "Assigned Percentage") from the Assignor, together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

         NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

         1. In consideration of the Assignee's payment of $__________, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement and all of the other Loan Documents with respect to the Assigned Percentage as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loan Advances.

         2. The Assignor (i) represents and warrants that as of the date hereof its Commitment is $_______ and its pro rata share is ______ percent (____%) (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents as to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Credit Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations of warranties made by the Assignor in clauses (i) and (ii) of paragraph 2 above);
(iv) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other governmental authority or quasi-governmental authority exercising jurisdiction, power or control over it, which would subject Borrower to the payment of additional compensation under the Note;

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by Administrative Agent specified on the signature page hereof (the "Effective Date").

         5. As of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

         6. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         8. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       [NAME OF ASSIGNOR]

                                       By
                                          --------------------------------------
                                          Title:

                                       Adjusted Pro Rata Share:        ________%

                                       Adjusted Credit
                                       Commitment:                       $______

                                       [NAME OF ASSIGNEE]

                                       By
                                          --------------------------------------
                                          Title:

                                       Domestic Lending Office (and address for notices):

                                            [Address]

                                       Eurodollars Lending Office(s):

                                            [Address]

                                       Pro Rata Share:                  _______%

                                       Credit Commitment:               $_______

Accepted this ____ day of ____________, 200__

FLEET NATIONAL BANK, as Administrative Agent

By:
   -------------------------------
   Name:
   Title:

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to (i) Section 6.3 of the Credit Agreement dated as of January 11, 2002 (together with all amendments and modifications, if any, from time to time made thereto, the "Credit Agreement") between Sunrise Assisted Living, Inc. (the "Borrower"), Fleet National Bank, as Administrative Agent, and others. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Credit Agreement.

         The undersigned, being the duly elected, qualified and acting Chief Financial Officer or Executive Vice President of the Borrower, on behalf of the Borrower, hereby certifies and warrants that:

         (1) He is the Executive Vice President or Chief Financial Officer of the Borrower and that, as such, he is authorized to execute this certificate on behalf of the Borrower.

         (2) As of the (fiscal quarter) (fiscal year) ending as of ________________, ____:

                  (a) The Borrower is not in default under any of the provisions of the Credit Agreement;

                  (b)      The Borrower's Tangible Net Worth was
                           $_______________ as computed on Attachment 1 hereto;

                  (c) The Borrower's ratio (on a consolidated basis with all subsidiaries) of Funded Debt (as defined in the Credit Agreement) to EBITDAR was ______ as computed on Attachment 2 hereto;

                  (d) The Borrower's ratio (on a consolidated basis with all subsidiaries) of EBITDAR to the sum of Interest Expense (as defined in the Credit Agreement) and Rent Expense (as defined in the Credit Agreement) was __________ as computed on Attachment 3 hereto;

                  (e) The value of the Borrower's Minimum Liquid Assets was $_____ as computed on Attachment 4 hereto.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 200__.



                                       SUNRISE ASSISTED LIVING, INC.

                                       By                            (SEAL)
                                          ---------------------------
                                          Christian B.A. Slavin
                                          Executive Vice President

                                  ATTACHMENT 1

                                               Period Ending: ____________, 200_
Tangible Net Worth

         1. net worth (defined by GAAP), plus the leasehold value associated with the properties which are the subject of synthetic lease transactions which are otherwise characterized as intangible assets $___________ less

         2. (a) all intangible assets (except for deferred taxes recorded as goodwill and except for the goodwill purchased in connection with the acquisition of Karrington Health, Inc. in the amount of $32,000,000); $______________

                  (b) write-up in book value of assets subsequent to most recent financial statement; $_____________

                  (c) loan and advances to, or investments in, any person or entity (except: (i) cash equivalents or deposit accounts at financial institutions; (ii) mortgage revenue bonds issued by Bucks County, PA Industrial Development Authority; and (iii) individual investments less than $2,500,000, but not exceeding $10,000,000 in the aggregate); $________________

                  (d) advances or loan to, or receivables from, unconsolidated affiliates (except subordinated debt or loan of unconsolidated subsidiaries and affiliates of Borrower which are parties to development and management contracts with Sunrise Development, Inc. and Sunrise Assisted Living Management, Inc.); $______________

Actual Tangible Net Worth = $_______________

Required Tangible Net Worth equal to the sum of:

                           (i) Borrower's net worth as of September 30, 2001 $306,963,195

                           (ii) Borrower's net income (if positive) for each quarter subsequent to September 30, 2001 ___________ x 75% = $____________

                           (iii) Net proceeds received by Borrower of any equity capital transaction during each quarter subsequent to September 30, 2001 x 85% = $____________

                                                 TOTAL $____________

                                  ATTACHMENT 2

                                               Period Ending: ____________, 200_
Ratio of Funded Debt to EBITDAR

1.  Funded Debt                                    $_____________*

2.  EBITDAR (as calculated on Attachment 3)        $_____________

Actual Ratio: ____

Required Ratio: 5.50 to 1.00

* "Funded Debt" means the sum of the following but shall exclude trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Borrower and for which adequate reserves are being provided on the books of the Borrower in accordance with GAAP:

(a)      indebtedness for borrowed money                                                $___________

(b)      obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of
         the Borrower                                                                   $___________

(c)      (i) lease obligations which have been or should be, in accordance with
         GAAP, capitalized on the books of the Borrower, plus (ii) the product of Rent Expense (as defined in the Guaranty), with respect to operating leases, multiplied by eight (8) (except for Sunrise of Severna Park
         which is multiplied by four (4)                                                $___________

(d)      liabilities secured by any property owned by the Borrower, to the extent attached to the Borrower's interest in such property, even
         though Borrower is not liable for the payment thereof                          $___________

(e)      (i) amounts payable by Borrower under any terminated, defaulted or outstanding interest rate protection products, or (ii) take-out commitments (excluding a refinancing or a commitment of a third party)
         or purchase contracts including the deferred purchase price of property or services in each instance if the Borrower does not control the
         incurring obligation                                                           $___________

(f)      (i) the amount of any guaranty of indebtedness for borrowed, or (ii)
         other debt owned by Persons other than the Borrower which is in default
         and for which the creditor is pursuing payment by the Borrower                 $___________

(g)      any obligation of the Borrower or a Commonly Controlled Entity to a
         Multiemployer Plan                                                             $___________

(h)      any synthetic lease obligations                                                $___________

(i)      other amounts considered to be debt by the Administrative Agent, in a dollar amount to be mutually agreed upon by the Administrative Agent and the Borrower (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms which are not overdue or which are being disputed in good faith by the
         Borrower and for which adequate reserves are being provided on the
         books of Borrower in accordance with GAAP)                                     $___________

                                  ATTACHMENT 3

                                               Period Ending: ____________, 200_
Ratio of EBITDAR to Interest Expense plus Rent Expense

                  1.  EBITDAR               $_____________ (calculated as follows)

                  Net Income*               $_____________
                  Plus Interest             $_____________
                  Plus Taxes                $_____________
                  Plus Depreciation         $_____________
                  Plus Amortization         $_____________
                  Plus other non-cash
                  Items**                   $_____________
                  Plus Rent Expense         $_____________             (actual rent expense incurred by
                                                                       Borrower, Borrower or any Affiliate
                                                                       as a tenant under leases for any
                                                                       senior living facility)
                  Plus Actual
                  Management Fees           $_____________             (equal to actual Management Fees)
                  Plus Gains from the
                  sale of open operating
                  Facilities (not to exceed
                  25 per 12 month           $_____________
                  period of which not
                  more than 20 may be
                  Core Properties) period
                  Minus
                  Replacement Reserve       $_____________             ($250/year/unit for each Facility)
                  Minus Management
                  Fees                      $_____________             (equal to the greater of 5% of gross
                                                                       revenues or actual Management Fees)
                  Minus gains from
                  sales of Non-Core
                  Properties                $_____________

                  Minus other
                  extraordinary
                  gains                     $_____________

                  2.  Interest Expenses     $_____________             (actual interest expense incurred by
                                                                       Borrower and its subsidiaries on all
                                                                       debt owed to unaffiliated third
                                                                       parties, including 5 1/2% convertible
                                                                       subordinated notes)

                  3.  Rent Expense          $_____________
                  Interest Expense          $_____________
                  Sum of Rent Expense
                  and Interest Expense      $_____________

Actual Ratio: _____

Required Ratio: Not less than 2.25 to 1.00

*Net Income shall include gain from the sale of any Core Property provided such gain is recognized ratably over the longer of (i) four (4) fiscal quarters or
(ii) such longer period as may be required by GAAP; provided, however, if GAAP requires that such gain be recognized in fewer than four (4) quarters, for purposes of this definition, the gain must be calculated ratably over four (4) quarters. The Guarantor's financial statements shall disclose over what period such gain is being recognized. Gain from the sale of any Non-Core Property shall not be included in Net Income.

**Other non-cash and one-time non-recurring items which may be added back to EBITDAR require the consent of the Administrative Agent and if they exceed $5,000,000 in any year require consent of 66.67% of the Lenders by pro rata shares of the Loans.

                                  ATTACHMENT 4

                                               Period Ending: ____________, 200_

Minimum Liquid Assets

Value of unrestricted cash, cash equivalents and marketable securities $_______________

Required Value: not less than the greater of (a) 90 days of Debt Service, or (b) $25,000,000.

                                    EXHIBIT C

                            FORM OF BORROWING NOTICE

                                                ______________, _______

Fleet National Bank, as Administrative Agent
One Federal Street
Mail Stop: MADE10304X
Boston, Massachusetts  02110

Re: Credit Agreement dated as of January 11, 2002 (as amended or extended from time to time, the "Credit Agreement") among Sunrise Assisted Living, Inc. ("Borrower"), the various financial institutions which are now or hereafter become parties to the Agreement as Lenders, Fleet National Bank, as administrative agent (the "Administrative Agent"), and others. (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.)

Ladies and Gentleman:

         Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby confirms its request made on ________________, 200__ for the Loans in the amount of $__________ to be made on ________________, 200__. The Borrower hereby confirms its request that such Loans be [Prime Rate] [LIBOR] Loans.

         The representations and warranties contained in the Credit Agreement and other Loan Documents are as of the date hereof and, on the date such Loan is made will be, true and accurate in all material respects, with and without giving effect to the requested Loan and the application of the proceeds thereof.

         The Borrower hereby further confirms that at the date hereof (i) the Loan Parties have performed and complied with all covenants and conditions in the Credit Agreement to be performed or complied with by such Loan Parties prior to the making of the requested Loan, (ii) no Default shall have occurred and be continuing or result from such Loan, and (iii) no event or circumstance has occurred which had or would be reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements delivered to the Lenders.

         Executed as an instrument under seal as of the date first above written.

                                       SUNRISE ASSISTED LIVING, INC.


                                       By
                                         ---------------------------------------
                                         Duly authorized signatory

                                    EXHIBIT D

                       FORM OF INTEREST RATE OPTION NOTICE

                                                ______________, _______

Fleet National Bank, as Administrative Agent
One Federal Street
Mail Stop: MADE10304X
Boston, Massachusetts 02110

Re: Credit Agreement dated as of January 11, 2002 (as amended or extended from time to time, the "Credit Agreement") among Sunrise Assisted Living, Inc. ("Borrower"), the various financial institutions which are now or hereafter become parties to the Agreement as Lenders, Fleet National Bank, as administrative agent (the "Administrative Agent"), and others. (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.)

Ladies and Gentleman:

         Pursuant to Section 2.5 of the Credit Agreement, Borrower hereby confirms its request made on __________, 200__ to have the interest rate on an outstanding [LIBOR] [Prime Rate] Loan which is a Loan in the amount of $__________ made on __________, 200__ [converted to] [continued as] a [Prime Rate] [LIBOR] Loan as of __________, 200___.

         [Borrower hereby further confirms its request that the Interest Period beginning on such date and applicable to such LIBOR Loan end _____ months after such date, unless an earlier date is otherwise required by the Credit Agreement.]

         The representations and warranties contained in the Credit Agreement and the other Loan Documents are as of the date hereof and, on the date such Loan is made will be, true and accurate in all material respects (except to the extent affected by transactions occurring after the date of the Credit Agreement and permitted therein), with and without giving effect to the requested conversion or continuation.

         Borrower hereby further confirms that at the date hereof (i) the Loan Parties have performed and complied with all covenants and conditions in the Credit Agreement to be performed or complied with by such Loan Parties prior to the making of the requested conversion or continuation, (ii) no Default shall have occurred and be continuing or result from such conversion or continuation, and (iii) no event or circumstance has occurred which had or would be reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements delivered to the Lenders.

         Executed as an instrument under seal as of the date first above written.

                                       SUNRISE ASSISTED LIVING, INC.


                                       By
                                         ---------------------------------------
                                         Duly authorized signatory

                                    EXHIBIT E

                          FORM OF EXEMPTION CERTIFICATE

         Reference is made to the Credit Agreement, dated as of January 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SUNRISE ASSISTED LIVING, INC. ("Borrower"), the various financial institutions which are now or hereafter become parties to the Agreement as Lenders, FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent"), and others. (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.) (the "Non -U.S. Lender") is providing this certificate pursuant to Section 2.12(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

         1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

         2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

         3. The Non-U.S. Lender is not a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

         4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         5. The income on the Loans or the obligations evidenced by the Note(s) are not effectively connected with the conduct of a trade or business in the United States.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                                 -------------------------------
Date                                             [Name of Non-U.S. Lender]
    ------------------


                                                 By
                                                   -----------------------------
                                                   Name
                                                       -------------------------
                                                   Title
                                                        ------------------------

                                    EXHIBIT F

              FORM OF CLOSING CERTIFICATE OF [ASSISTANT] SECRETARY
                             OF [NAME OF LOAN PARTY]

         Reference is made to the Credit Agreement, dated as of January 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SUNRISE ASSISTED LIVING, INC. ("Borrower"), the various financial institutions which are now or hereafter become parties to the Agreement as Lenders, FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent"), and others. (Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.) Terms defined in the Credit Agreement are used herein with the same meanings.

         I, [           ], [Assistant] Secretary of [ ], a [_______ corporation]
[___ limited liability company] [____________ partnership] and a Loan Party (the "Company"),DO HEREBY CERTIFY that:

         1. The Company is duly organized, validly existing, and in good
standing under the laws of the state of [       ] and no proceedings have been
instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Company or threatening its existence or the forfeiture of any of its corporate rights;

         2. Attached hereto as Exhibit A-1 is a true and complete copy of the [Articles of Incorporation] [Certificate of Formation] [Certificate of Limited Partnership] of the Company, and any amendments thereto, as in effect on the date hereof.

         3. Attached hereto as Exhibit B-1 is a true and complete copy of the [By-laws] [Limited Liability Company Operating Agreement] [Partnership Agreement] of the Company as in effect on [resolution date] and at all times thereafter through the date hereof.

         4. Attached hereto as Exhibit C-1 is a true and complete copy of certain resolutions duly adopted by the [Board of Directors] of the Company on
[     ], 2002. The attached resolutions are the only resolutions adopted by the
[shareholders or Board of Directors] of the Company or any committee thereof relating to the Credit Agreement and there has been no amendment, supplement, modification, or recession of such resolutions, in whole or in part, and such resolutions are in full force and effect on the date hereof.

         5. The following persons were duly elected or appointed to and currently occupy the offices of the Company set forth opposite their names:

              Name                               Office
              ----                               ------



         6. The representations and warranties of the Company set forth in
Section 5 of the Credit Agreement (including, without limitation, Material Adverse Effect and litigation representations) are true and correct on and as of the Closing Date to the same extent as though such representations and warranties had been made on and as of such date.

         7. No Default or Event of Default has occurred or is continuing on the Closing Date or after giving effect to the extensions of credit requested to be made on such date.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this ___ day of January, 2002.

                                            ------------------------------------
                                            [Assistant] Secretary

         I, [        ], [        ] of [        ], a [       corporation] and a
Loan Party, do hereby certify that [        ] is the duly elected and qualified
[Assistant] Secretary of the Company and that the signature appearing above is [his/her] true and genuine signature. I know of no facts contrary to the statements contained in this Certificate.

         IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of January, 2002.

                                            ------------------------------------
                                            Title



                                       -2-